SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. [ ])

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

Augusta Gold Corp.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed

AUGUSTA GOLD CORP.

Request for Printed Copies of Annual and Interim Financial Statements and MD&A

In accordance with the rules of National Instrument 51-102 - Continuous Disclosure Obligations, a reporting issuer must send annually a request form to the registered holders and to the beneficial owners of its securities, that the registered holders and beneficial owners may use to request a copy of the reporting issuer’s annual financial statements and Management Discussion & Analysis (“MD&A”), the interim financial statements and MD&A, or both. Please complete the form below if you wish to receive the statement(s) this year.

You will not automatically receive copies of the financial statement(s) unless this card is completed and returned. Copies of all previously issued annual and quarterly financial statements and related MD&A are available to the public on the SEDAR website at www.sedar.com.

If you wish to receive printed copies of any of these documents, please indicate your request by completing this form and returning it to:

AUGUSTA GOLD CORP.

Suite 555 – 999 Canada Place

Vancouver, BC, V6C 3E1

OR BY FAX TO: 604-687-1715

OR BY EMAIL TO: info@augustagold.com

Please select one or both of the following options:

☐	A. Please send me the annual financial statements and MD&A

☐	B. Please send me the interim financial statements and MD&A

☐	C. Please send me both A and B above.

I certify that I am a registered and/or beneficial holder of shares of the above referenced company.

Signature

Printed Name of Shareholder

Address

Address

Postal Code

Name and Title of Person Signing, if different from name above.

APPENDIX A

Consent to Electronic Delivery of Documents

TO:	Augusta Gold Corp. (the “Company”)

I have read and understand this “Consent to Electronic Delivery of Documents” and hereby consent to the electronic delivery of the Company’s interim and annual financial statements and related MD&A that the Company elects to deliver to me electronically, all in accordance with my instructions below:

1.	I acknowledge that the interim and annual financial statements and related MD&A will be attached to an email sent to my email address that is set out below.

2.	I understand that as the interim and annual financial statements and related MD&A will be sent by email and will be in PDF format that I will need access to a personal computer with appropriate software, including email software, and communication access to the Internet to receive the documents, Adobe Acrobat Reader software to view the PDF – formatted documents and a printer to print the documents.

3.	I acknowledge that I may receive from the Company a paper copy of any documents delivered electronically at no cost if I contact the Company by telephone, regular mail or email as set out in number 6 below.

4.	I understand that I will be provided with a paper copy of any documents delivered electronically if electronic delivery fails.

5.	I acknowledge that my personal information will be stored electronically and the electronic file will be password protected.

6.	I understand that my consent may be revoked or changed, including any change in the email address to which documents are delivered, at any time by notifying the Company of such revised or revoked consent by mail, fax or email at:

AUGUSTA GOLD CORP.

Suite 555 – 999 Canada Place

Vancouver, BC, V6C 3E1

Tel: 604-687-1717

info@augustagold.com

OR BY FAX TO: 604-687-1715

7.	I understand that I am not required to consent to electronic delivery.

By signing below, I confirm that I have consented to the foregoing and to the collection and use of personal information for the purposes outlined above and to the disclosure to the Company and to its agents, including its registrar and transfer agent, for the purpose of administering the delivery of the documents described above.

SIGNATURE OF SHAREHOLDER

NAME OF SHAREHOLDER

EMAIL ADDRESS